SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2009
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) Based upon an extensive review and analysis of its sales allowance reserve and i-pod(R) marketing fund (the “Review”) initiated as a result of the receipt of a comment letter from the Staff of the Securities and Exchange Commission (“SEC”), management of the Company concluded that its previously issued financial statements for each of the three month periods ended June 30, 2008 and September 30, 2008 cannot be relied upon and that the Company needs to restate its previously issued financial statements for each of the three month periods ended June 30, 2008 and September 30, 2008 to correct an overstatement of pre-tax loss in the June quarter and an understatement of pre-tax loss in the September quarter, each in an amount currently estimated at $1.0 million. Because the amounts to be restated in such quarters offset each other, the Company believes that its financial statements for the six months ended September 30, 2008 continue to present fairly the Company’s results of operations and financial condition for the period and as of that date and need not be restated.
The Review revealed that, in certain instances, credits offered to or taken by customers were charged against the incorrect sales allowance reserve account which had no material impact on the Company’s publicly disclosed financial results until the quarter ended June 30, 2008, when the Company, believing it was then under reserved in its sales allowance accounts, expensed an extra amount of approximately $1.0 million in order to maintain these reserves at an appropriate level. In the quarter ended September 30, 2008, the Company incorrectly concluded that it had excess reserves in an account related to the marketing of its iPod® category and, therefore, took an amount of approximately $1.0 million into income. The Company believes that the amounts reserved at September 30, 2008 for all sales allowances represent a fair estimation at that date of the amounts then required to be reserved for such purposes.
The Company currently anticipates that it will amend its previously reported financial statements for the three months ended June 30, 2008 and the three months ended September 30, 2008 (but not for the six months ended September 30, 2008 or any period ended thereafter) on or before August 31, 2009.
The Company’s management, Audit Committee and independent registered public accounting firm have discussed the matters disclosed in this filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Greenfield Pitts
Greenfield Pitts
Chief Financial Officer

Dated: July 14, 2009